SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



                                February 28, 1997
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                Date of Report (Date of earliest event reported)


                            The Fortress Group, Inc.
                      ------------------------------------
               (Exact name of registrant specified in its charter)


        Delaware                    0-28024                   54-1774997
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   (State or Other Juris-          (Commission             (I.R.S. Employer
  diction of Incorporation)         File No.)             Identification No.)


                 1921 Gallows Road, Suite 730, Vienna, Virginia       22182
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                    (Address of principal executive offices)        (Zip Code)


                                 (703) 442-4545
           ----------------------------------------------------------
              (Registrant's telephone number, including area code)





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Item 2.  Acquisition or Disposition of Assets

         On February 28, 1997, the Fortress Group, Inc. (the "Company") acquired the home-building assets of D.W. Hutson Construction Company ("Hutson"), a large homebuilder in the Jacksonville, Florida area. In connection with the acquisition, the Company, through its subsidiary, has entered into an agreement under which it has the right of first refusal to buy approximately 13,000 lots from Hutson Land Company, a former affiliate of Hutson. Additionally, the Company has entered into a five-year agreement to lease certain property in Jacksonville, Florida from David W. Hutson, the former controlling shareholder of Hutson, and the Chief Executive Officer and majority shareholder of Hutson Land Company. The consideration paid after arm's-length negotiations was $24.7 million with an initial consideration of $18.7 million consisting of $9.0 million in cash, $1.2 million of the Company's Class B preferred stock, and approximately $8.5 million in assumed debt. Additional consideration of $6.0 million of the Company's Class C preferred stock is expected to be paid over a period not to exceed six years, depending upon the future financial performance of the business. The Company's Class B preferred stock is convertible into the Company's common stock at a conversion price of $10 per common share. The Company's Class C preferred stock will be convertible into the Company's common stock at a conversion price based upon the market value of the Company's common stock at the time Class C preferred stock is issued. The Company intends to continue to use the acquired assets in the homebuilding business in Florida.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(a)      Financial Statements of Business Acquired.

         The required financial statements for D.W. Hutson Construction Company are not available and will be filed by amendment hereto no later than 60 days after the date this report is required to be filed.

(b)      Pro Forma Financial Information.

         The required pro forma financial information will be filed at the time the required financial statements for D.W. Hutson Construction Company are filed.

(c)      Exhibits.

         (i) Asset Purchase Agreement dated February 28, 1997 Among the Fortress Group, Inc. and D.W. Hutson Construction, Inc. and David Hutson.

         (ii)     Addendum to Asset Purchase Agreement dated February 28, 1997.






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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       THE FORTRESS GROUP, INC.



Dated: March 17, 1997                 By: /s/James M. Pirrello
                                          --------------------
                                          James M. Pirrello
                                          Vice President of Finance
                                          and Chief Financial Officer



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                         EXHIBIT INDEX


Exhibit


10.1 Asset Purchase Agreement dated February 28, 1997 Among the Fortress Group, Inc. and D.W. Hutson Construction, Inc. and David Hutson.

10.2     Addendum to Asset Purchase Agreement dated February 28, 1997.